Exhibit 10.1

FORM OF WARRANT CANCELLATION AGREEMENT

This Warrant Cancellation Agreement (this “Agreement”) is entered into as of [______] (the “Effective Date”), by and between Andover National Corporation (the “Company”) and [______] (“Holder” and together with the Company, the “Parties”).

WHEREAS, Holder is the holder of (a) Class W-1 warrants to purchase [______] shares of Class A common stock of the Company (the “Class W-1 Warrants”) and (b) Class W-2 warrants to purchase [______] shares of Class A common stock of the Company (the “Class W-2 Warrants” and together with the Class W-1 Warrants, the “Warrants”).

WHEREAS, the Company and Holder have agreed to cancel all outstanding Warrants.

WHEREAS, in connection with the consummation of the transactions contemplated under this Agreement, the Warrants will be cancelled and terminated.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             Termination of the Warrants. All of the Warrants held by Holder will be automatically terminated as of the Effective Date with no further action required by either the Company or Holder. Holder agrees to waive, and hereby waives, any and all rights that he may have pursuant to the Warrants, including, without limitation, any notice requirements or other provisions contained in any agreements relating to the Warrants. Holder hereby acknowledges and agrees that the consideration specified in Section 2 below represents full and final satisfaction of all of the Company’s obligations to Holder in respect of the Warrants. Effective upon the termination of the Warrants, the Warrants will have no further force or effect and the Company will not have any further obligations to Holder with respect to the Warrants.

2.             Consideration. Each of the Company and Holder hereby irrevocably acknowledges and agrees that, in exchange for the execution of this Agreement, Holder shall receive $25,000 payable to the account specified by Holder, and that no additional consideration of any kind is due to Holder pursuant to this Agreement.

3.             Representations and Warranties. Holder hereby represents and warrants that: (i) it is the sole owner and holder of the Warrants, free and clear of all liens, claims, restrictions, pledges, security interests and encumbrances; (ii) it has the full power, authority and legal right to execute and deliver this Agreement and perform the terms hereof; (iii) this Agreement has been duly executed and delivered by Holder and constitutes its valid, binding and enforceable obligation; (iv) there is no contractual obligation, or obligation under any law or court order, pursuant to which Holder has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any of the Warrants or shares of capital stock issuable upon exercise of such Warrants; and (v) the execution, delivery and performance of this Agreement by Holder does not and will not (a) violate any law or any order, judgment or decree of any court or other governmental or regulatory authority, or (b) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Holder is a party or by which it is bound.

4.             Release of Claims. Holder, for itself and its affiliates, partners, heirs, beneficiaries, successors and assigns, if any, hereby releases and absolutely forever discharges the Company and its affiliates, shareholders, directors, officers, employees, agents and representatives and each of their respective affiliates (each, a “Released Party”) from any and all losses, lawsuits, claims, counterclaims, actions, demands, assessments, proceedings, arbitrations, investigations, damages, liabilities, obligations, deficiencies, taxes, costs and expenses of any nature whatsoever, whether known or unknown, suspected or unsuspected, that any of them now has, at any time previously had or may have in the future as a shareholder, director, officer, employee, agent or representative of the Company, arising by virtue of or in any matter related to or arising from the undersigned’s ownership of any capital stock of, or other equity or voting securities or interests in, or any convertible securities to purchase equity in, the Company, including, but not limited to, any claim that the undersigned owns or has the right to acquire any capital stock of, or other equity or voting securities or interests in, the Company (collectively, “Released Matters”). It is further agreed and understood that this is a full and final release of all Released Matters whether known or unknown, fixed or contingent, manifested or unmanifested.

5.             Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

6.             Severable Provisions; Headings; Construction. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

7.             Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties including, without limitation, any agreement relating to the Warrants. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the Parties to be bound thereby. This Agreement shall be binding upon all successors and assigns of the Parties.

8.             Third Party Beneficiary. Holder acknowledges and agrees that each Released Party is a third party beneficiary of the representations, warranties, covenants and agreements of Holder set forth in this Agreement.

9.             Further Assurances. Holder will, upon request, execute and deliver any additional documents reasonably deemed appropriate or necessary by the Company in connection with the cancellation of the Warrants.

10.           Counterparts and Facsimile or Electronic Transmission. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all Parties, but all of which counterparts when taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission in a pdf. file or other similar image file, shall be effective as delivery of a manually executed counterpart thereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

ANDOVER NATIONAL CORPORATION

By:
Name:
Title:

[____________]

By:
Name:
Title: